Exhibit 99.1

5321 Corporate Boulevard

Baton Rouge, LA 70808

Lamar Advertising Company Announces

Issuance of $535 Million of 5% Senior Subordinated Notes due 2023

and Redemption of 6 5/8% Senior Subordinated Notes due 2015

Baton Rouge, LA—October 30, 2012—Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announced today that its wholly owned subsidiary, Lamar Media Corp. (“Lamar Media”), has closed its private placement of $535 million in aggregate principal amount of its 5% Senior Subordinated Notes due 2023 (the “5% Notes”). The proceeds of this offering to Lamar Media, after the payment of fees and expenses, were approximately $527.1 million.

Lamar Advertising Company also announced today that Lamar Media intends to use a portion of the proceeds of this offering to redeem in full all $71,118,000 in aggregate principal outstanding of Lamar Media’s 6 5/8% Senior Subordinated Notes due 2015—Series C (CUSIP No. 513075AS0) (the “Series C Notes”). The redemption will be made in accordance with the terms of the indenture governing the Series C Notes and the terms of the notice of redemption. Lamar Media expects the Series C Notes to be redeemed on November 29, 2012 (the “Redemption Date”), at a redemption price equal to 101.104% of the principal amount of outstanding Series C Notes, plus accrued and unpaid interest to, but not including, the Redemption Date (the “Redemption Price”). The Redemption Price will be due and payable on the Redemption Date upon surrender of the Series C Notes.

A notice of redemption is being mailed to all registered holders of the Series C Notes by The Bank of New York Mellon Trust Company N.A., the trustee for the Series C Notes. Copies of the notice of redemption may be obtained from The Bank of New York Mellon by calling 1-800-254-2826.

As previously announced, Lamar Media expects to redeem on November 8, 2012, an aggregate of $66,099,000 of its 6 5/8% senior subordinated notes consisting of (i) $36,099,000 of its 6 5/8% Senior Subordinated Notes due 2015—Series B (CUSIP No. 513075AP6) (the “Series B Notes”) and (ii) $30,000,000 of its Series C Notes. Following the redemptions of these Series B Notes and Series C Notes and the redemption of the Series C Notes described above, there will be no Series B Notes or Series C Notes outstanding.

The 5% Notes subject to the private placement have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States or to U.S. persons absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Forward-looking Statements

This announcement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Lamar Media’s ability to redeem the Series B Notes and Series C Notes. These statements are based on management’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the businesses of Lamar Advertising Company and Lamar Media. More detailed information about these factors may be found in filings by Lamar Advertising Company and Lamar Media with the Securities and Exchange Commission, including its most recent combined Annual Report on Form 10-K. Lamar Advertising Company is under no obligation, and expressly disclaims any such obligation, to update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

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This announcement is for informational purposes only and is not an offer to purchase or sell, or a solicitation of an offer to purchase or sell, with respect to the notes described above or any other securities.

Contact:

Lamar Media Corp.

Keith Istre

Chief Financial Officer

(225) 926-1000

KI@lamar.com